As filed with the Securities and Exchange Commission on August 23, 2023

Registration No. 333- 274034

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No.1

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	2086	35-2177773
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(203) 890-0557

(Address and telephone number of principal executive offices and principal place of business)

Norman E. Snyder, Jr.

Chief Executive Officer

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(203) 890-0557

(Name, address and telephone number of agent for service)

With copy to:

With copies to:

Ruba Qashu, Partner

Barton LLP

100 Wilshire Boulevard, Suite 1300

Santa Monica, California 90401

Telephone: (949) 355-5405

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Reed’s, Inc. is filing this pre-effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-1 (Registration No. 333-274034) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Reed’s, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”). All amounts are estimates except the Securities and Exchange Commission registration fee.

The following expenses will be borne solely by the Registrant.

Amount to
be Paid
SEC Registration fee	$581
Legal fees and expenses	5,000
Accounting fees and expenses	10,000
Total	$15,581

Item 14. Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

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Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

We currently provide liability insurance coverage for our directors and officers.

The Registrant enters into indemnification agreements with executive officers and directors, which provide that we shall, subject to certain exceptions, indemnify and pay, advance or reimburse the costs of defense of such person who is made party to a proceeding by reason of their indemnified capacities. Each indemnified party agrees to repay any payment, advance or reimbursement of expenses made by the Registrant to such person if it is determined, following the final disposition of the claim, that the person is not entitled to indemnification by the Registrant with respect to a claim for which indemnification was obtained.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act. All of the securities described below were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

10% Secured Convertible Promissory Notes

In May 2022, the Company entered into a note purchase agreement and issued $11,250,000 aggregate principal amount of 10% secured convertible promissory notes to certain funds managed or advised by Whitebox Advisors LLC (collectively, “Whitebox”). As part of the note purchase agreement, the Company also granted Whitebox the option to purchase up to an additional $12,000,000 aggregate principal amount of 10% secured convertible promissory notes on identical terms (other than with respect to the issue date) to the notes issued in May 2022. The current outstanding aggregate principal balance of all convertible notes issued to Whitebox is referred to herein as the “Notes”, the current outstanding aggregate principal balance of all convertible notes issued to Whitebox in May 2022 is referred to herein as the “Initial Notes”, and the current outstanding aggregate principal balance of all convertible notes issued to Whitebox pursuant to the purchase option granted in the note purchase agreement, as amended, is referred to herein as the “Option Notes”.

The Initial Notes bear interest at a rate of 10% per annum (with 5% per annum payable in cash and 5% per annum payable in kind (“PIK”) by adding such PIK interest to the principal amount of the Notes). The Notes are secured by substantially all of the Company’s assets (including all of its intellectual property) and are subject to a collateral sharing agreement with ACS, the Company’s existing secured lender. The Initial Notes mature on May 9, 2025.

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Beginning in August 2022, the Company was required to make monthly amortization payments on the Initial Notes consisting of principal of $200,000 plus accrued interest and a partial interest make-whole payment on the amortized principal amount. The Company is permitted to make these amortization payments in in cash or, subject to certain limitations, in shares of the Company’s common stock at the option of the Company. Amortization payments that are paid in shares are priced at 90% of the average of the daily volume weighted average prices of the Company’s common stock during the five trading days prior to the date of amortization payment. During the year ended December 31, 2022, the Company made monthly amortization principal payments aggregating $800,000, made up of $600,000 in cash, and the issuance of 32,362 shares of common stock. Remaining amortization payments of principal are scheduled to total approximately $600,000 in 2023, $2,400,000 in 2024, and $1,000,000 in 2025, leaving a principal balance of the convertible notes of approximately $7,700,000 million due at maturity on May 9, 2025.

The Notes permit indebtedness to our asset based lender, as an asset based loan (“ABL”) up to $6,000,000. In February 2023, and again in May 2023, Whitebox waived the Company’s covenant violation of excess ABL amounts and deferred payment of such ABL fees. At June 30, 2023, the excess ABL fees totaled $1,672,000 and are due September 29, 2023.

In September 2022, the Company issued an additional $2,500,000 of Option Notes to Whitebox. In November 2022, the Company repurchased these Option Notes for a combination of $2,500,000 in cash and 69,680 shares of common stock.

At December 31, 2022, the balance of the Notes was $10,450,000. In February 2023 and May 2023, the Company issued $2,550,026 and $1,500,000, respectively, aggregate principal amount of Option Notes to Whitebox that substantially have the same terms as the Initial Notes, except that the Option Notes (i) bear interest at a rate of 10% per annum, payable in cash, (ii) mature on September 23, 2023, (iii) do not require any amortization payments prior to maturity, (iv) do not require any interest make-whole payments to be made upon conversion and (v) may be prepaid by the Company in cash at any time at 100% of the principal amount thereof plus accrued and unpaid interest thereon through the prepayment date. At June 30, 2023, the balance of the Notes was $14,500,026.

At December 31, 2022, the balance of accrued interest was $1,052,000. During the six months ended June 30, 2023, the Company recorded interest of $1,773, 000, made up of $749,000 of interest on the Notes, and $1,024,000 related to the excess ABL fees. In addition, accrued interest of $268,000 was paid. At June 30, 2023, the balance of accrued interest was $2,557,000.

At December 31, 2022, the unamortized debt discount was $976,000. During the six months ended June 30, 2023, the Company incurred $253,000 of direct costs of issuing loans and issued 82,438 shares of the Company’s common stock valued at $273,000 as inducement for the aforementioned waivers. These costs have been capitalized and are being amortized over the term of the Notes or waiver period. For the six months ended June 30, 2023, amortization of debt discount was $642, 000 and as of June 30, 2023, the remaining unamortized debt discount balance is $860,000.

The Notes are convertible at an initial conversion rate of 0.0831 shares of the Company’s common stock per one dollar of principal converted, or approximately $12.03 per share, subject to customary anti-dilution adjustments. In addition, if certain corporate events occur that constitute a make-whole fundamental change, then the holders are, under certain circumstances, are entitled to an increase in the conversion rate, provided that the aggregate conversion rate (as increased) is limited to 0.1216 shares of common stock per one dollar of principal, or approximately $8.22 per share.

Upon conversion, holders of the Initial Notes are also entitled to receive an interest make-whole payment. The make-whole amount is equal to the sum of the remaining scheduled payments of interest on the Notes to be converted that would be due at maturity, payable, at the Company’s option in cash or in shares of common stock. The Company’s ability to settle conversions and make amortization payments and interest make-whole payments using shares of the Company’s common stock is subject to certain limitations set forth in the Notes.

At June 30, 2023, the Notes, including accrued interest, are convertible into 1,415,826 shares of the Company’s common stock.

In February 2023, the Notes were amended so if the Company experiences a fundamental change as defined in the Notes, the holders of the Notes have the right to require the Company to repurchase the Notes for cash at a repurchase price equal to 110% (amended from 100%) of the principal amount, plus accrued interest, and among other amendments. In May 2023, subject to the satisfaction of conditions precedent Whitebox waived any requirement pursuant to Section 6 of the Notes that the Company conduct a repurchase of Notes as a result of the delisting of the Company’s common stock from Nasdaq, prior to September 29, 2023, provided, that, for all purposes under the Notes, the Company treat the delisting, and the resulting fundamental change and make-whole fundamental change, as if they occurred and became effective on and as of September 29, 2023.

The Company is subject to a registration rights agreement dated May 9, 2023 and amended May 30, 2023 with the holders, pursuant to which the Company agreed to register for resale shares issuable under the Notes.

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2023 PIPE

On May 25, 2023, the Registrant entered into a Securities Purchase Agreement with D&D Source of Life Holding Ltd., as the lead investor, and certain of Reed’s affiliates pursuant to which the investors agreed to purchase, and Reed’s agreed to issue and sell to the investors, in a private placement, an aggregate of 1,566,732 shares (“Shares”) of Reed’s common stock, $0.0001 par value and warrants to purchase 313,346 shares of Common Stock (the “Private Placement”). The purchase price per share of common stock and associated warrant was $2.585. The Private Placement closed on May 25, 2023. The gross proceeds to the Company, before deducting offering expenses, are approximately $4.1 million.

Collateral Support

On March 11, 2021, the Registrant entered into an amendment to that certain Financing Agreement dated October 4, 2018, as amended or supplemented with its senior secured lender, Rosenthal & Rosenthal, Inc. (“Rosenthal”) releasing that irrevocable standby letter of credit by Daniel J. Doherty, III and Daniel J. Doherty, III 2002 Family Trust in the amount of $1.5 million, which served as financial collateral for certain obligations of the Registrant under the Rosenthal credit facility, with a two million dollar ($2,000,000) pledge of securities to Rosenthal by John J. Bello and Nancy E. Bello, as Co-Trustees of The John and Nancy Bello Revocable Living Trust, under trust agreement dated December 3, 2012, evidenced by that certain Pledge Agreement to Rosenthal, and as to which Rosenthal has a first and only perfected security interest by the Securities Account Control Agreement held by securities broker. John Bello, Chairman and former Interim Chief Executive Officer of the Registrant, was a related party. He was also a greater than 5% beneficial owner of the Registrant’s common stock. As consideration for the collateral support, Mr. Bello received 8,000 shares of the Registrant’s restricted common stock.

On November 24, 2021, the Bello Trust provided collateral support securing a $2,500,000 over-advance under the Financing Agreement, and John J. Bello also provided a personal guarantee. The additional collateral was released on March 17, 2022 along with the personal guarantee. The initial pledged collateral was released March 30, 2022 with the pay-off of the Rosenthal facility.

On November 24, 2021, the Company granted John Bello, current Chairman, significant shareholder and former Interim Chief Executive Officer of Reed’s, who is a related party, a 5-year warrant to purchase 30,000 shares of the Company common stock with an exercise price of $32.00.

2022 PIPE

On March 10, 2022, the Registrant entered into a Securities Purchase Agreement with certain institutional and accredited investors pursuant to which the investors purchased, in a private placement, an aggregate of 18,594,571 shares of the Registrant’s common stock and warrants to purchase an aggregate of 9,297,289 shares of common stock. The purchase price per share of common stock and associated warrant was $0.28 for the investors (other than officers and directors of the Registrant) and $0.3502 for the officers and directors of the Registrant in compliance with the rules of the Nasdaq Stock Market. Each whole warrant entitles the holder to purchase one share of common stock at an exercise price of $0.2877 per share. The warrants are exercisable at a per share exercise price of $0.2877 for a period of five years commencing six months from the closing date. The warrants also contain customary beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Registrant. Officers and directors of the Registrant purchased approximately $1.1 million of the securities in the offering. The offering closed on March 11, 2022. The gross proceeds to the Registrant, before deducting placement agent fees and other offering expenses, were approximately $5.4 million.

Raptor/ Harbor Reeds SPV, LLC Settlement

On December 11, 2020, the Registrant entered into a Satisfaction, Settlement and Release Agreement with Raptor/ Harbor Reeds SPV, LLC (“Raptor”) satisfying all of its obligations to Raptor as its junior secured lender. Raptor was a related party. Daniel J. Doherty III, at the time a director of the Registrant, was a principal and member of Raptor. The transaction was completed on December 15, 2020. Prior to this transaction, the Registrant’s obligation under that certain Senior Secured Amended and Restated Subordinated Convertible Non-Redeemable Secured Note (“Subordinated Note”) dated October 4, 2018 in favor of Raptor, including accrued and unpaid interest through maturity on April 21, 2021, was approximately $5.5 million. In full satisfaction of the Subordinated Note, including release of collateral, and termination of related junior lender documentation, the Registrant (a) paid Raptor $4,250,000 in cash, (b) issued to Raptor a 5-year warrant to purchase 1,000,000 shares of common stock with an exercise price of $0.644 and (c) issued to Raptor 1,339,286 shares of common stock upon conversion of $750,000.00 of the Subordinated Note at the reduced per share conversion price of $0.56.

Series A Preferred Dividends

During the year ended December 31, 2021, we paid dividends on Series A Preferred Stock through the issuance of 93 shares of restricted common stock.

During the year ended December 31, 2020, we paid dividends on Series A Preferred Stock through the issuance of 4,530 shares of restricted common stock.

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Item 16. Exhibits and Financial Statement Schedules.

See Exhibit Index attached hereto and incorporated herein by this reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§ 239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on FormF-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(iii) If the registrant is relying on § 230.430D of this chapter:

(A) Each prospectus filed by the registrant pursuant to § 230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to § 230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on § 230.430D of this chapter relating to an offering made pursuant to § 230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in § 230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) If the registrant is relying on § 230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§ 239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with § 230.424(h) and § 230.430D of this chapter.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on August 23, 2023.

REED’S, INC.

By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Norman E. Snyder, Jr. and Joann Tinnelly, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Norman E. Snyder, Jr.	Chief Executive Officer, Director,	August 23, 2023
Norman E. Snyder, Jr.	(Principal Executive Officer)

*	Interim Chief Financial Officer, Secretary	August 23, 2023
Joann Tinnelly	(Principal Accounting Officer)

*	Chairman	August 23, 2023
John Bello

*	Director	August 23, 2023
James C. Bass

*	Director	August 23, 2023
Thomas W. Kosler

*By	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.
Attorney-in-fact

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EXHIBIT INDEX

(a) Exhibits:

Exhibit		Filed	Incorporated by Reference
No.	Exhibit Title	Herewith	Form	Exhibit	File No.	Date Filed
3 (i)	Certificate of Incorporation of Reed’s, Inc., as amended		10-K	3(i)	0001 -32501	05/15/2023

3 (ii)	Amended and Restated Bylaws of Reed’s, Inc.		10-KA	3.8	001-32501	04/08/2020

4.1	Form of common stock certificate		SB-2	4.1	333-120451

4.2	Form of series A preferred stock certificate		SB-2	4.2	333-120451

4.3	Form of Warrant issued to Raptor/ Harbor Reed’s SPV LLC on December 11, 2020		10-K	4.10	001-32501	3/30/2021

4.4	Form of Warrant (Union Square Park Partners, LP)		8-K	4.1	001-32501	3/22/2022

4.5	Form of Warrant 2022 PIPE		8-K	4.1	001-32501	3/14/2022

4.6	Form of Secured Convertible Promissory Note issued May 9, 2022		8-K	4.1	001-32501	5/10/2022

4.7	Form of Warrant issued May 25, 2023		8-K	4.1	001-32501	5/31/2023

4.8	Form of Option Note issued May 30, 2023		8-K	4.2	001-32501	5/31/2023

5.1	Opinion of Barton LLP, filed herewith

10.1	Registration Rights Agreement by and between Reed’s, Inc. and Raptor/ Harbor Reeds SPV LLC, dated December 11, 2020		10-K	10.2	001-32501	3/30/2021

10.2	Registration Rights Agreement by and between Reed’s, Inc., and purchasers signatory thereto dated May 26, 2016		8-K	10.3	001-32501	6/03/2016

10.3*	Reed’s, Inc. 2017 Incentive Compensation Plan		S-8	4.2	333-222741	1/29/2018

10.4*	Reed’s, Inc. 2020 Equity Incentive Plan		S-8	4.2	333-252140	1/15/2021

10.5	Sublease Agreement by and between Reed’s, Inc., Merritt 7 Venture L.L.C., and GE Capital US Holdings, Inc., dated September 1, 2018		10-Q	10.7	001-32501	11/14/2018

10.6	Asset Purchase Agreement by and between Reed’s, Inc. and California Custom Beverage LLC dated December 31, 2018		8-K	10.1	001-32501	12/31/2018

10.7	Assignment and Assumption of Lease and Consent of Lessor by and between Reed’s, Inc. and California Custom Beverage LLC dated December 31, 2018		8-K	10.2	001-32501	12/31/2018

10.8	Form of Indemnification Agreement by and between Reed’s, Inc. and officers and directors		10-K	10.31	001-32501	4/01/2019

10.9*	Executive Employment Agreement by and between Reed’s, Inc. and Thomas J. Spisak dated December 2, 2019		10-KA	10.38	001-32501	4/08/2020

10.10*	Form of Non-Employee Director Nonstatutory Stock Option Agreement		8-K	10.1	001-32501	03/31/2020

10.11*	Form of Executive Incentive Stock Option Agreement		10-K		001-32501	8/10/2020

10.12*	Amended and Restated Employment Agreement by and between Reed’s, Inc. and Norman E. Snyder, Jr. dated June 24, 2020		10-Q	10.1	001-32501	8/10/2020

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10.13	Form of Securities Purchase Agreement by and among Reed’s, Inc, and certain investors dated March 10, 2022	8-K	10.1	001-32501	3/14/2022

10.14	Form of Registration Rights Agreement by and among Reed’s, Inc, and certain investors dated March 10, 2022	8-K	10.2	001-32501	3/14/2022

10.15	Ledgered ABL Agreement by and between Reed’s, Inc. and Alterna Capital Solutions, LLC dated March 28, 2022	10-K	10.31	001-32501	4/15/2022

10.16	Note Purchase Agreement by and between Reed’s, Inc., Wilmington Savings Fund Society, FSB and purchasers dated May 9, 2022	8-K	10.1	001-32501	5/10/2022

10.17	Registration Rights Agreement by and between Reed’s, Inc. and purchasers dated May 9, 2022	8-K	10.2	001-32501	5/10/2022

10.18	Collateral Sharing Agreement by and among Alterna Capital Solutions LLC, Reed’s, Inc. and Wilmington Savings Fund Society, FSB dated May 9,2022	8-K	10.3	001-32501	5/10/2022

10.19	Partial Option Exercise and Second Amendment to 10% Convertible Notes with Wilmington Savings Fund Society, FSB dated February 10, 2023	10-K	10.19	001-32501	5/15/2023

10.20	Limited Waiver and Deferral Agreement with Wilmington Savings Fund Society, FSB dated February 10, 2023	10-K	10.20	001-32501	5/15/2023

10.21	Limited Waiver and Amendment to 10% Secured Convertible Notes by and between Reed’s, Inc., Wilmington Savings Fund Society, FSB, and holders effective August 11, 2022	10-Q	10.3	001-32501	11/14/2022

10.22	Limited Waiver and Amendment to 10% Secured Convertible Notes by and between Reed’s, Inc., Wilmington Savings Fund Society, FSB, and holders dated April 11, 2023	10-K	10.22	001-32501	5/15/2023

10.23	Securities Purchase Agreement dated May 25, 2023 between Reed’s, Inc. and D&D Source of Life Holding Ltd. and certain other investors	8-K	10.1	001-32501	5/31/2023

10.24	Shareholders Agreement dated May 25, 2023 by and between Reed’s, Inc. and D&D Source of Life Holding Ltd	8-K	10.2	001-32501	5/31/2023

10.25	Registration Rights Agreement dated May 25, 2023 between Reed’s, Inc., and D&D Source of Life Holdings Ltd and certain other investors	8-K	10.3	001-32501	5/31/2023

10.26	Amended Registration Rights Agreement by Reed’s, Inc. and the holders of 10% secured convertible notes dated May 30, 2023	8-K	10.4	001-32501	5/31/2023

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10.27+	Partial Option Exercise and Third Amendment Agreement to 10% Secured Convertible Notes between Reed’s, Inc. and Wilmington Savings Fund Society, FSB dated May 30, 2023	8-K	10.5	001-32501	5/31/2023

10.28	Limited Waiver and Deferral Agreement between Reed’, Inc. and Wilmington Savings Fund Society, FSB dated May 30, 2023	8-K	10.6	001-32501	5/31/2023

21	Subsidiaries of Reed’s, Inc.	10-K	21.1	001-32501	5/15/2023

23.1	Consent of Weinberg & Co., PA, previously submitted with the initial filing of this registration statement

23.2	Consent of Barton LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the initial filing of this registration statement)

107	Filing Fee Table, previously submitted with the initial filing of this registration statement

* Indicates a management contract or compensatory plan or arrangement.

+Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulations S-K. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon request.

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